United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2009

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (800) 325-2265

Former name or address, if changed since last report    Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2009 S&T Bancorp, Inc. (the “Registrant”) completed a $108,676,000 capital raise as a participant in the United States Department of the Treasury (the U.S. Treasury”) Capital Purchase Program. In conjunction with the Registrant’s participation in the Capital Purchase Program, the Registrant and the U.S. Treasury entered into a Letter Agreement (the “Purchase Agreement”), pursuant to which the Registrant agreed to issue 108,676 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 per share, for a total price of $108,676,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Registrant may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Purchase Agreement). After three years, the Registrant may, at its option, redeem the Series A Preferred Stock at par value plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to January 16, 2012, unless the Registrant has redeemed the Series A Preferred Stock or the U.S. Treasury has transferred the Series A Preferred Stock to a third party, the consent of the U.S. Treasury will be required for the Registrant to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In addition, the Series A Preferred Stock issuance includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Registrant pays to executive management. A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

As part of its purchase of the Series A Preferred Stock, the U.S. Treasury received a warrant (the “Warrant”) to purchase 517,012 shares of the Registrant’s common stock at an initial per share exercise price of $31.53. The Warrant provides for the adjustment of the exercise price and the number of shares of the Registrant’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Registrant’s common stock, and upon certain issuances of the Registrant’s common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Registrant receives aggregate gross cash proceeds of not less than $108,676,000 from “qualified equity offerings” announced after October 13, 2008, the number of shares of common stock issuable pursuant to the U.S. Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares. Pursuant to the Purchase Agreement, the U.S. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. A copy of the Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Pursuant to an interim final rule issued by the Board of Governors of the Federal Reserve System on October 16, 2008, applicable to preferred stock, the $108,676,000 of Series A Preferred Stock issued by the Registrant under the Capital Purchase Program will qualify as Tier 1 capital.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to

Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the U.S. Treasury at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares, representing fractional shares of Series A Preferred Stock, may be issued. The Registrant has agreed to register the Series A Preferred Stock, the Warrant, the shares of common stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the U.S. Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the Registrant’s receipt of aggregate gross proceeds of not less than $108,676,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Prior to January 16, 2012, unless the Registrant has redeemed the Series A Preferred Stock or the U.S. Treasury has transferred the Series A Preferred Stock to a third party, the consent of the U.S. Treasury will be required for the Registrant to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.31 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, the Registrant’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As a condition to the closing of the transaction, each of Messrs. Todd D. Brice, Robert E. Rout, Edward Hauck, David Antolik and Gregory Young IV, the Registrant’s Senior Executive Officers (as defined in Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”)), executed a waiver (the “Waiver”) voluntarily waiving any claim against the U.S. Treasury or the Registrant for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with EESA and to acknowledge that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the U.S. Treasury holds any equity or debt securities of Registrant acquired through the Capital Purchase Program. Each of the Senior Executive Officers also entered into a letter agreement (the “Letter Agreement”) with Registrant whereby each Senior Executive Officer agreed to amend the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA. The Waivers were effective as of January 16, 2009. A copy of the form of Waiver and Letter Agreement are attached as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Warrant for Purchase of Shares of Common Stock of S&T Bancorp, Inc., dated January 16, 2009 issued to the United States Department of the Treasury

10.1	Letter Agreement, dated January 16, 2009, between S&T Bancorp, Inc. and the United States Department of the Treasury with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Form of Waiver of Senior Executive Officers

10.3	Form of Letter Agreement by and between the Senior Executive Officers and S&T Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Robert E. Rout
Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer, Chief Administrative Officer and Secretary

January 20, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Warrant for Purchase of Shares of Common Stock of S&T Bancorp, Inc., dated January 16, 2009 issued to the United States Department of the Treasury

10.1	Letter Agreement, dated January 16, 2009, between S&T Bancorp, Inc. and the United States Department of the Treasury with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Form of Waiver of Senior Executive Officers

10.3	Form of Letter Agreement by and between the Senior Executive Officers and S&T Bancorp, Inc.